PRICING SUPPLEMENT NO. 2179BG Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-184193 Dated September 8, 2014 $5,311,570 Deutsche Bank AG Trigger Autocallable Optimization Securities
Linked to a Global Index Basket due September 14, 2016
Investment Description
Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of a weighted basket (the “Basket”) of four indices, consisting of the EURO STOXX 50® Index (the “SX5E Index”), the S&P 500® Index (the “SPX Index”), the MSCI Emerging Markets Index (the “MXEF Index”) and the Russell 2000® Index (the “RTY Index”) (each, a “Basket Component”). The Securities are designed for investors who want to express a moderately bullish view on the Basket. If the Basket Closing Level is greater than or equal to the Initial Basket Level on any quarterly Observation Date, including the Final Valuation Date, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you a Call Price equal to the Face Amount plus a Call Return based on a Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called and the Final Basket Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you at maturity the Face Amount per $10.00 Face Amount of Securities. However, if the Securities are not automatically called and the Final Basket Level is less than the Trigger Level, for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you less than the Face Amount at maturity, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Basket Level as compared to the Initial Basket Level. In this circumstance, you will lose a significant portion or all of your initial investment. You will not receive any coupon payments during the term of the Securities. Investing in the Securities is subject to significant risks, including the risk of losing your entire investment. You will not receive dividends or other distributions paid on any stocks included in the Index. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
Features	Key Dates
❑ Call Return — If the Basket Closing Level is greater than or equal to the Initial Basket Level on any quarterly Observation Date, including the Final Valuation Date, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you a Call Price equal to the Face Amount plus a Call Return based on the Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called, investors may have full downside market exposure to the Basket at maturity.
❑ Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If the Securities are not automatically called and the Final Basket Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you at maturity the Face Amount per $10.00 Face Amount of Securities. However, if the Final Basket Level is less than the Trigger Level, for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you less than the Face Amount at maturity, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Basket Level as compared to the Initial Basket Level. In this circumstance, you will lose a significant portion or all of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you could lose your entire investment.
	Trade Date Settlement Date Observation Dates1 Final Valuation Date1 Maturity Date1	September 8, 2014 September 11, 2014 Quarterly September 8, 2016 September 14, 2016
1 See page 3 for additional details

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering Trigger Autocallable Optimization Securities linked to the performance of a weighted basket of four indices. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.
Basket Component	Ticker Symbol	Component Weighting	Initial Component Level	Initial Basket Level	Call Return Rate	Trigger Level	CUSIP/ ISIN
EURO STOXX 50® Index	SX5E	40.00%	3,267.54	100	6.00% per annum	85, equal to 85.00% of the Initial Basket Level	25157U838 / US25157U8383
S&P 500® Index	SPX	20.00%	2,001.54
MSCI Emerging Markets Index	MXEF	20.00%	1,094.99
Russell 2000® Index	RTY	20.00%	1,172.310
See “Additional Terms Specific to the Securities” in this pricing supplement. The Securities will have the terms specified in underlying supplement No. 1 dated October 1, 2012, product supplement BG dated October 9, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 28, 2012 and this pricing supplement.
The Issuer’s estimated value of the Securities on the Trade Date is $9.75 per $10.00 Face Amount of Securities, which is less than the Issue Price. Please see “Issuer’s Estimated Value of the Securities” on the following page of this pricing supplement for additional information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying underlying supplement No. 1, product supplement BG, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to a Global Index Basket	$5,311,570.00	$10.00	$79,673.55	$0.15	$5,231,896.45	$9.85
(1)	For more information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$5,311,570.00	$684.13

UBS Financial Services Inc.	Deutsche Bank Securities

Issuer’s Estimated Value of the Securities
The Issuer’s estimated value of the Securities is equal to the sum of our valuations of the following two components of the Securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the Securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of Securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the Securities.  The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest rates and mid-market levels of price and volatility of the assets underlying the Securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities.  The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates.  Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately five months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

Additional Terms Specific to the Securities
You should read this pricing supplement, together with underlying supplement No. 1 dated October 1, 2012, product supplement BG dated October 9, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated October 1, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005120/crt_dp33209-424b2.pdf

♦	Product supplement BG dated October 9, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005360/crt_dp33475-424b2.pdf

♦	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this pricing supplement relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

The trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Securities” refers to the Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

If the terms described in this pricing supplement are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

All references to “Observation Date” in this pricing supplement shall be deemed to refer to “Call Date” as defined in the accompanying product supplement.
Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this pricing supplement and “Risk Factors” on page 8 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦     You can tolerate the loss of a significant portion or all of your investment and are willing to make an investment in which you could have the same downside market risk as a hypothetical investment in the Basket or the stocks composing the Basket Components.

♦     You believe the Basket Closing Level will be greater than or equal to the Initial Basket Level on an Observation Date, including the Final Valuation Date.

♦     You understand and accept that you will not participate in any appreciation in the level of the Basket and you are willing to make an investment the return of which is limited to the applicable Call Return.

♦     You can tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦     You are willing to invest in the Securities based on the Call Return Rate set forth on the cover of this pricing supplement.

♦     You are willing to invest in the Securities based on the Trigger Level set forth on the cover of this pricing supplement.

♦     You do not seek current income from this investment and are willing to forgo any dividends or any other distributions paid on the stocks composing the Basket Components.

♦     You seek an investment with exposure to companies in the United States, in the Eurozone and in emerging markets.

♦     You are willing and able to hold Securities that will be automatically called on any Observation Date on which the Basket Closing Level is greater than or equal to the Initial Basket Level, and you are otherwise willing and able to hold the Securities to the Maturity Date as set forth on the cover of this pricing supplement, and are not seeking an investment for which there will be an active secondary market.

♦     You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you might not receive any amounts due to you including any payment upon an earlier automatic call or any repayment of your initial investment at maturity.

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦     You cannot tolerate the loss of a significant portion or all of your investment or you are not willing to make an investment in which you could have similar downside market risk as a hypothetical investment in the Basket or in the stocks composing the Basket Components.

♦     You require an investment designed to provide a full return of your initial investment at maturity.

♦     You believe the Securities will not be automatically called and the Final Basket Level will be less than the Trigger Level.

♦     You seek an investment that participates in the full appreciation in the level of the Basket or that has unlimited return potential.

♦     You cannot tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦     You are unwilling to invest in the Securities based on the Call Return Rate set forth on the cover of this pricing supplement.

♦     You are unwilling to invest in the Securities based on the Trigger Level set forth on the cover of this pricing supplement.

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦     You seek current income from this investment or you prefer to receive any dividends or any other distributions paid on the stocks composing the Basket Components.

♦     You do not seek an investment with exposure to companies in the United States, in the Eurozone or in emerging markets.

♦     You are unwilling or unable to hold Securities that will be automatically called on any Observation Date on which the Basket Closing Level is greater than or equal to the Initial Basket Level, or you are otherwise unable or unwilling to hold the Securities to the Maturity Date as set forth on the cover of this pricing supplement, and seek an investment for which there will be an active secondary market.

♦     You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment upon an earlier automatic call or any repayment of your initial investment at maturity.

Final Terms
Issuer		Deutsche Bank AG, London Branch
Issue Price		100% of the Face Amount of Securities
Face Amount		$10.00
Term		Approximately 2 years, subject to a quarterly automatic call
Trade Date		September 8, 2014
Settlement Date		September 11, 2014
Final Valuation Date1		September 8, 2016
Maturity Date1, 2		September 14, 2016
Basket	Basket Component	Ticker	Component Weighting
EURO STOXX 50® Index		(“SX5E”)	40.00%
S&P 500® Index		(“SPX”)	20.00%
MSCI Emerging Markets Index		(“MXEF”)	20.00%
Russell 2000® Index		(“RTY”)	20.00%
Call Feature
The Securities will be automatically called if the Basket Closing Level on any Observation Date is greater than or equal to the Initial Basket Level. If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Call Price for the applicable Observation Date.

Observation Dates1		Quarterly, on the dates set forth in the table below
Call Settlement Dates		Two business days following the relevant Observation Date, except the Call Settlement Date for the Final Valuation Date will be the Maturity Date
Call Return and Call Return Rate		The Call Return increases the longer the Securities are outstanding and is based upon a Call Return Rate of 6.00% per annum.
Call Price		The Call Price equals the Face Amount plus the product of the Face Amount and the Call Return. The table below reflects the Call Return Rate of 6.00% per annum.
Observation Dates	Expected Call Settlement Dates	Call Return	Call Price (per $10.00 Face Amount of Securities)
December 8, 2014	December 10, 2014	1.50%	$10.15
March 9, 2015	March 11, 2015	3.00%	$10.30
June 8, 2015	June 10, 2015	4.50%	$10.45
September 8, 2015	September 10, 2015	6.00%	$10.60
December 8, 2015	December 10, 2015	7.50%	$10.75
March 8, 2016	March 10, 2016	9.00%	$10.90
June 8, 2016	June 10, 2016	10.50%	$11.05
September 8, 2016 (Final Valuation Date)	September 14, 2016 (Maturity Date)	12.00%	$11.20
Payment at Maturity (per $10.00 Face Amount of Securities)
If the Securities are not automatically called and the Final Basket Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity equal to the Face Amount per $10.00 Face Amount of Securities.

If the Securities are not automatically called and the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity that is less than the Face Amount per $10.00 Face Amount of Securities, equal to:

$10.00 + ($10.00 x Basket Return)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Basket Return.

Basket Return	Final Basket Level – Initial Basket Level Initial Basket Level
Trigger Level	85, which is equal to 85.00% of the Initial Basket Level
Initial Basket Level	100
Final Basket Level	The Basket Closing Level on the Final Valuation Date
Basket Closing Level
The Basket Closing Level on each Observation Date will be calculated as follows:

100 x [1 + (SX5E Index return x 40.00%) + (SPX Index return x 20.00%) + (MXEF Index return x 20.00%) + (RTY Index return x 20.00%)]

The SX5E Index return, SPX Index return, MXEF Index return and RTY Index return refer to the Basket Component Return for the EURO STOXX 50® Index, the S&P 500® Index, the MSCI Emerging Markets Index and the Russell 2000® Index, respectively.

Basket Component Return	Final Component Level – Initial Component Level Initial Component Level
Initial Component Level
The closing level of the applicable Basket Component on the Trade Date.

For the EURO STOXX 50® Index, 3,267.54

For the S&P 500® Index, 2,001.54

For the MSCI Emerging Markets Index, 1,094.99

For the Russell 2000® Index, 1,172.310

Final Component Level	The closing level of the applicable Basket Component on the relevant Observation Date, including the Final Valuation Date

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL OR ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	The Initial Component Level of each Basket Component is observed and the Initial Basket Level and the Trigger Level are set equal to 100 and 85, respectively.

Quarterly (including at maturity):
The Securities will be automatically called if the Basket Closing Level on any Observation Date is greater than or equal to the Initial Basket Level.

If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Call Price for the applicable Observation Date.

Maturity Date:
The Final Component Level of each Basket Component is observed and the Final Basket Level and the Basket Return will be calculated on the Final Valuation Date.

If the Securities are not automatically called and the Final Basket Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity equal to the Face Amount per $10.00 Face Amount of Securities.

If the Securities are not automatically called and the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity that is less than the Face Amount per $10.00 Face Amount of Securities, equal to:

$10.00 + ($10.00 x Basket Return)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Basket Return.

1	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
2
Notwithstanding the provisions under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to hypothetically investing directly in the Basket or in the stocks composing the Basket Components. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay you your initial investment in the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Basket Level is greater than or equal to the Trigger Level. If the Securities are not automatically called and the Final Basket Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you the Face Amount per $10.00 Face Amount of Securities. However, if the Securities are not automatically called on any Observation Date and the Final Basket Level is less than the Trigger Level, you will be fully exposed to any negative Basket Return, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Basket Level as compared to the Initial Basket Level. Accordingly, you could lose a significant portion or all of your initial investment at maturity.

♦
Limited Return Potential — The return potential of the Securities is limited to the Call Return which is based on the Call Return Rate, regardless of the performance of the Basket. Because the Call Return increases the longer the Securities are outstanding and the Securities could be automatically called as early as the first Observation Date (approximately three months after the Trade Date), the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were automatically called at a later date. As a result, a hypothetical direct investment in the Basket or in the stocks composing the Basket Components could provide a better return than an investment in the Securities. If the Securities are not automatically called, you may be fully exposed to the full downside performance of the Basket even though you cannot participate in any potential appreciation in the level of the Basket. Furthermore, because the level of the Basket at various times during the term of the Securities could be higher than on the Observation Dates and on the Final Valuation Date, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have with a hypothetical direct investment in the Basket or in the stocks composing the Basket Components.

♦
Contingent Repayment of Your Initial Investment Applies Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the level of the Basket is above the Trigger Level.

♦
Higher Call Return Rates Are Generally Associated With a Greater Risk of Loss — Greater expected volatility with respect to the Basket reflects a higher expectation as of the Trade Date that the Final Basket Level could be less than the Trigger Level on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for the Securities. However, while the Call Return Rate is a fixed amount, the Basket Components’ volatility can change significantly over the term of the Securities. The level of the Basket could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are automatically called, the holding period over which you would receive the Call Return which is based on the Call Return Rate could be as little as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦	No Coupon Payments — Deutsche Bank AG will not pay any coupon payments with respect to the Securities.

♦
Risks Relating to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the Securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount(s) owed to you under the terms of the Securities and you could lose your entire investment.

♦
The Issuer’s Estimated Value of the Securities on the Trade Date Will Be Less Than the Issue Price of the Securities — The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities.  The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the Securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.  If at any time a third party dealer were to quote a price to purchase your Securities or otherwise value your Securities, that price or value may differ materially from the estimated value of the Securities determined by reference to our internal funding rate and pricing models.  This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the Securities in the secondary market.

♦
Investing in the Securities Is Not the Same as Investing in the Basket or Stocks Composing the Basket Components — The return on your Securities may not reflect the return you would realize if you hypothetically invested directly in the Basket or stocks composing the Basket Components. For instance, you will not participate in any potential increase in the level of the Basket, which could be significant.

♦
If the Level of the Basket  Changes, the Value of the Securities May Not Change in the Same Manner — The Securities may trade quite differently from the level of the Basket. Changes in the level of the Basket may not result in comparable changes in the value of the Securities.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks composing the Basket Components would have.

♦
Changes in Closing Levels of the Basket Components May Offset Each Other — The Securities are linked to a weighted basket composed of the Basket Components. Where the Final Component Level of one or more of the Basket Components increases relative to the corresponding Initial Component Level(s), the Final Component Level of one or more of the other Basket Components may not increase by the same amount or may even decline. Therefore, in calculating the Basket Closing Level, increases in the level of one or more of the Basket Components may be moderated, offset or more than offset, by lesser increases or declines in the level of one or more of the other Basket Components. This effect is further amplified by the differing weights of the Basket Components. Changes in the SX5E Index, which has a 40.00% weighting in the Basket, will have a larger impact on the Basket Return than changes in the SPX Index, the MXEF Index or the RTY Index, each of which has a lesser weighting of 20.00%.

♦
The Correlation Among the Basket Components Could Change Unpredictably — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the Securities may be adversely affected by increased positive correlation between the Basket Components, in particular when one Basket Component decreases. The value of the Securities may also be adversely affected by increased negative correlation between the Basket Components, meaning the positive performance of one or more Basket Components could be entirely offset by the negative performance of one or more other Basket Components.

♦
The Basket Components Reflect the Price Return of Their Respective Component Stocks, Not the Total Return — The Basket Components reflect the changes in the market prices of their respective component stocks. The Basket Components are not, however, “total return” indices, which, in addition to reflecting the price returns of their respective component stocks, would also reflect all dividends and other distributions paid on such component stocks.

♦
There Are Risks Associated with Investments in Securities Linked to the Values of Equity Securities Issued by Non-U.S. Companies — The SX5E Index and the MXEF Index include component stocks that are issued by companies incorporated outside of the U.S. Because such component stocks trade outside the U.S., the Securities are subject to the risks associated with non-U.S. securities markets. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently than U.S. securities markets, which may adversely affect the level of the Basket and the value of your Securities. Furthermore, there are risks associated with investments in securities linked to the values of equity securities issued by non-U.S. companies. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the prices of equity securities issued by non-U.S. companies may be adversely affected by political, economic, financial and social factors that may be unique to the particular countries in which the non-U.S. companies are incorporated. These factors include the possibility of recent or future changes in a non-U.S. government’s economic and fiscal policies (including any direct or indirect intervention to stabilize the economy and/or securities market of the country of such non-U.S. government), the presence, and extent, of cross shareholdings in non-U.S. companies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Specifically, the stocks included in the SX5E Index are issued by companies located in countries within the Eurozone, some of which are and have been experiencing economic stress.

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The Performance of the SX5E Index Will Not Be Adjusted for Changes in the Euro Relative to the U.S. Dollar — The SX5E Index is composed of stocks denominated in, and the level of the SX5E Index is calculated in, Euros. Even though the level of the SX5E Index is calculated in Euros and not in U.S. dollars, the performance of the SX5E Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the Euro. Therefore, if the Euro strengthens or weakens relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

♦
We Are One of the Companies That Make Up the SX5E Index — We are one of the companies that make up the SX5E Index. To our knowledge, we are not currently affiliated with any of the other companies the equity securities of which are represented in the SX5E Index. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the equity securities underlying the SX5E Index, or your Securities. None of the other companies represented in the SX5E Index will be involved in the offering of the Securities in any way. Neither they nor we will have any obligation to consider your interests as a holder of the Securities in taking any corporate actions that might affect the value of your Securities.

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The Value of the Securities Is Subject to Emerging Markets Risk — The value of the Securities is subject to the political and economic risks of emerging market countries by linking to the performance of the MXEF Index. The component stocks included in the MXEF Index include securities of companies that are located in an emerging market country and whose securities trade on the exchanges of an emerging market country. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms have occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could adversely affect the value of the Securities and the amount payable to you on the Securities.

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The Value of the Securities Is Subject to Currency Exchange Rate Risk with Respect to the MXEF Index — Because the MXEF Index consists of securities denominated in foreign currencies that are converted into U.S. dollars for purposes of calculating the level of the MXEF Index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the currencies represented in the MXEF Index. Of particular importance to currency exchange rate risk are:

♦	existing and expected rates of inflation;

♦	existing and expected interest rate levels;

♦	political, civil or military unrest;

♦	the balance of payments between countries; and

♦	the extent of governmental surpluses or deficits in the countries represented in the MXEF Index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the MXEF Index, the United States and other countries important to international trade and finance. An investor’s net exposure to currency exchange rate risk will depend on the extent to which the currencies represented in the MXEF Index strengthen or weaken against the U.S. dollar and the relative weight of each currency represented in the overall MXEF Index. If, taking into account such weighting, the U.S. dollar strengthens against the component currencies as a whole, the level of the MXEF Index will be adversely affected and the value of the Securities may be reduced. Additionally, the volatility and/or the correlation (including the direction and the extent of such correlation) of the exchange rates between the U.S. dollar and the currencies represented in the MXEF Index could affect the value of the Securities.

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The Securities Are Subject to Risks Associated with Small-Capitalization Companies — The stocks composing the RTY Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the level of the RTY Index may be more volatile than the levels of indices that consist of large-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. These companies may also be more susceptible to adverse developments related to their products or services.

♦
Assuming No Changes in Market Conditions and Other Relevant Factors, the Price You May Receive for Your Securities in Secondary Market Transactions Would Generally Be Lower Than Both the Issue Price and the Issuer’s Estimated Value of the Securities on the Trade Date — While the payment(s) on the Securities described in this pricing supplement is based on the full Face Amount of your Securities, the Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities. The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time.  Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date.  Our purchase price, if any, in secondary market transactions would be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately five months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the Securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your Securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you.  The Securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Securities to maturity.

♦
There May Be Little or No Secondary Market for the Securities — The Securities will not be listed on any securities exchange. There may be little or no secondary market for the Securities.  We or our affiliates intend to act as market makers for the Securities but are not required to do so and may cease such market making activities at any time.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the Securities when you wish to do so or at a price advantageous to you.  Because we do not expect other dealers to make a secondary market for the Securities, the price at which you may be able to sell your Securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the Securities.  If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market in the Securities.  If you have to sell your Securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss, even in cases where the level of the Basket has increased since the Trade Date.

♦
Many Economic and Market Factors Will Impact the Value of the Securities — While we expect that, generally, the level of the Basket will affect the value of the Securities more than any other single factor, the value of the Securities prior to maturity will also be affected by a number of other factors that may either offset or magnify each other, including:

♦	the expected volatility of the Basket Components;

♦	the composition of the Basket Components;

♦	the market prices and dividend rates of the stocks composing the Basket Components and changes that affect those stocks and their issuers;

♦	the time remaining to the maturity of the Securities;

♦	interest rates and yields in the market generally;

♦	geopolitical conditions and a variety of economic, financial, political and regulatory or judicial events that affect the Basket Components or the markets generally;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the stocks composing the Basket Components and/or in futures, over-the-counter options, exchange traded funds or other instruments with returns linked to the performance of the Basket Components or the stocks composing the Basket Components, may adversely affect the market value of the stocks composing the Basket Components, the level of the Basket, and, therefore, the value of the Securities.

♦
Trading and Other Transactions by Us or Our Affiliates, or UBS AG or Its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Components and make it less likely that you will receive a positive return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the Securities.

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We, Our Affiliates or Our Agents, or UBS AG or Its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent with Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Adversely Affect the Level of the Basket and the Value of the Securities — We, our affiliates or our agents, or UBS AG or its affiliates, may publish research from time to time on financial markets and other matters that could adversely affect the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or our agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Basket to which the Securities are linked.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuers of the stocks composing the Basket Components, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent, hedging our obligations under the Securities and determining the Issuer’s estimated value of the Securities on the Trade Date and the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions. In performing these roles, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the Securities. The calculation agent will determine, among other things, all values and levels required to be determined for the purposes of the Securities on any relevant date or time.  The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether the Securities are automatically called. Any determination by the calculation agent could adversely affect the return on the Securities.

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The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity
The following table and hypothetical examples below illustrate the Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performances for the Basket. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the Initial Basket Level. We cannot predict the Final Basket Level or the Basket Closing Level on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of the Index. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below may have been rounded for ease of analysis.

The following hypothetical examples and table illustrate the Payment at Maturity or Call Price due upon an automatic call per $10.00 Face Amount of Securities on a hypothetical offering of Securities based on the following assumptions:

Term:	Approximately 2 years
Initial Basket Level:	100
Trigger Level:	85 (85% of the Initial Basket Level)
Initial Component Level of the SX5E Index*:	3,000
Initial Component Level of the SPX Index*:	2,000
Initial Component Level of the MXEF Index*:	1,000
Initial Component Level of the RTY Index*:	1,200

Call Return and Call Prices:

Observation Dates	Expected Call Settlement Dates	Call Return*	Call Price*
December 8, 2014	December 10, 2014	1.50%	$10.15
March 9, 2015	March 11, 2015	3.00%	$10.30
June 8, 2015	June 10, 2015	4.50%	$10.45
September 8, 2015	September 10, 2015	6.00%	$10.60
December 8, 2015	December 10, 2015	7.50%	$10.75
March 8, 2016	March 10, 2016	9.00%	$10.90
June 8, 2016	June 10, 2016	10.50%	$11.05
September 8, 2016 (Final Valuation Date)	September 14, 2016 (Maturity Date)	12.00%	$11.20

*	Based on the Call Return Rate of 6.00% per annum. The actual Initial Component Level for each Basket Component is set forth on the cover of this pricing supplement and in the “Final Terms.”

Example 1 — The Basket Closing Level of 105 on the first Observation Date is greater than the Initial Basket Level of 100 — the Securities are automatically called.

Step 1:  Calculate the Basket Component Return for each Basket Component.
Basket Component	Initial Component Level	Final Component Level	Basket Component Return
SX5E Index	3,000.00	3,090.00	3.00%
SPX Index	2,000.00	2,200.00	10.00%
MXEF Index	1,000.00	1,050.00	5.00%
RTY Index	1,200.00	1,248.00	4.00%

Step 2: Calculate the Basket Closing Level.

The Basket Closing Level is calculated as follows:

100 x [1 + (SX5E Index return x 40.00%) + (SPX Index return x 20.00%) + (MXEF Index return x 20.00%) + (RTY Index return x 20.00%)]
100 x [1 + (3.00% x 40.00%) + (10.00% x 20.00%) + (5.00% x 20.00%) + (4.00% x 20.00%)] = 105

Because the Basket Closing Level on the first Observation Date is greater than the Initial Basket Level, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date the Call Price of $10.15 per $10.00 Face Amount of Securities, representing a 1.50% return on the Securities.

Example 2 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Basket Level of 110 is greater than the Initial Basket Level of 100 — the Securities are automatically called.

Step 1:  Calculate the Basket Component Return for each Basket Component.
Basket Component	Initial Component Level	Final Component Level	Basket Component Return
SX5E Index	3,000.00	3,750.00	25.00%

Basket Component	Initial Component Level	Final Component Level	Basket Component Return
SPX Index	2,000.00	2,360.00	18.00%
MXEF Index	1,000.00	900.00	-10.00%
RTY Index	1,200.00	1,104.00	-8.00%

Step 2: Calculate the Final Basket Level.

The Final Basket Level is calculated as follows:

100 x [1 + (SX5E Index return x 40.00%) + (SPX Index return x 20.00%) + (MXEF Index return x 20.00%) + (RTY Index return x 20.00%)]
100 x [1 + (25.00% x 40.00%) + (18.00% x 20.00%) + (-10.00% x 20.00%) + (-8.00% x 20.00%)] = 110

Because the Securities were not previously automatically called and the Final Basket Level is greater than the Initial Basket Level, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date) the Call Price of $11.20 per $10.00 Face Amount of Securities, representing a 12.00% return on the Securities.

Example 3 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Basket Level of 90 is greater than the Trigger Level of 85 — the Securities are NOT automatically called.

Step 1:  Calculate the Basket Component Return for each Basket Component.
Basket Component	Initial Component Level	Final Component Level	Basket Component Return
SX5E Index	3,000.00	2,100.00	-30.00%
SPX Index	2,000.00	2,240.00	12.00%
MXEF Index	1,000.00	1,050.00	5.00%
RTY Index	1,200.00	1,116.00	-7.00%

Step 2: Calculate the Final Basket Level.

The Final Basket Level is calculated as follows:

100 x [1 + (SX5E Index return x 40.00%) + (SPX Index return x 20.00%) + (MXEF Index return x 20.00%) + (RTY Index return x 20.00%)]
100 x [1 + (-30.00% x 40.00%) + (12.00% x 20.00%) + (5.00% x 20.00%) + (-7.00% x 20.00%)] = 90

Because the Final Basket Level is not greater than or equal to the Initial Basket Level, the Securities are not automatically called on the Final Valuation Date. Because the Final Basket Level is greater than the Trigger Level, Deutsche Bank AG will pay you a Payment at Maturity equal to $10.00 per $10.00 Face Amount of Securities, representing a 0.00% return on the Securities.

Example 4 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Basket Level of 40 is less than the Trigger Level of 85 — the Securities are NOT automatically called.

Step 1:  Calculate the Basket Component Return for each Basket Component.
Basket Component	Initial Component Level	Final Component Level	Basket Component Return
SX5E Index	3,000.00	750.00	-75.00%
SPX Index	2,000.00	700.00	-65.00%
MXEF Index	1,000.00	500.00	-50.00%
RTY Index	1,200.00	780.00	-35.00%

Step 2: Calculate the Final Basket Level.

The Final Basket Level is calculated as follows:

100 x [1 + (SX5E Index return x 40.00%) + (SPX Index return x 20.00%) + (MXEF Index return x 20.00%) + (RTY Index return x 20.00%)]
100 x [1 + (-75.00% x 40.00%) + (-65.00% x 20.00%) + (-50.00% x 20.00%) + (-35.00% x 20.00%)] = 40

Step 3: Calculate the Basket Return.

The Basket Return is calculated as follows:

Final Basket Level — Initial Basket Level	=	40 — 100	= -60.00%
Initial Basket Level		100

Step 4: Calculate the Payment at Maturity.

Because the Final Basket Level is not greater than or equal to the Initial Basket Level, the Securities are not automatically called on the Final Valuation Date. Because the Final Basket Level is less than the Trigger Level, your initial investment will be fully exposed to any negative Basket Return. Accordingly, Deutsche Bank AG will pay you a Payment at Maturity calculated as follows:

$10.00 + ($10.00 × Basket Return) =
$10.00 + ($10.00 × -60.00%) = $4.00

If the Securities are not automatically called and the Final Basket Level is less than the Trigger Level, your initial investment will be fully exposed to any negative Basket Return, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Basket Level as compared to the Initial Basket Level. In this circumstance, you will lose a significant portion or all of your initial investment. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations, you could lose your entire investment.

The EURO STOXX 50® Index
The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. This is just a summary of the EURO STOXX 50® Index. For more information on the EURO STOXX 50® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “Indices — EURO STOXX 50® Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

The graph below illustrates the performance of the EURO STOXX 50® Index from January 2, 2008 to September 8, 2014. The closing level of the EURO STOXX 50® Index on September 8, 2014 was 3,267.54. We obtained the historical closing levels of the EURO STOXX 50® Index from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical closing levels of the EURO STOXX 50® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Component Level of the SX5E Index or any future closing level of the SX5E Index. We cannot give you assurance that the performance of the SX5E Index will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

The S&P 500® Index
The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index is based on the relative value of the aggregate market value of the shares of 500 companies as of a particular time as compared to the aggregate average market value of the shares of 500 similar companies during the base period of the years 1941 through 1943. On March 11, 2014, the sponsor of the S&P 500® Index announced that the sponsor will start including, on a case by case basis, multiple share class lines in the S&P 500® Index. This will result in the S&P 500® Index including more than 500 component shares while continuing to include only 500 component companies. The sponsor expects to revise the S&P 500® Index’s methodology to fully reflect a multiple share class structure by September 2015. This is just a summary of the S&P 500® Index. For more information on the S&P 500® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The S&P Dow Jones Indices – The S&P 500® Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

The graph below illustrates the performance of the S&P 500® Index from January 2, 2008 to September 8, 2014. The closing level of the S&P 500® Index on September 8, 2014 was 2,001.54. We obtained the historical closing levels of the S&P 500® Index from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical closing levels of the S&P 500® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Component Level of the SPX Index or any future closing level of the SPX Index. We cannot give you assurance that the performance of the SPX Index will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

The MSCI Emerging Markets Index
The MSCI Emerging Markets Index is designed to measure equity market performance of global emerging markets. The MSCI Emerging Markets Index includes components from all countries covered by the MSCI International Equity Indices that are designated by MSCI as Emerging Markets. Each of the emerging markets component country indices is a sampling of equity securities across industry groups in such country’s equity markets. This is just a summary of the MSCI Emerging Markets Index. For more information on the MSCI Emerging Markets Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “Indices — The MSCI Indices — MSCI Emerging Markets Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

The graph below illustrates the performance of the MSCI Emerging Markets Index from January 2, 2008 to September 8, 2014. The closing level of the MSCI Emerging Markets Index on September 8, 2014 was 1,094.99. We obtained the historical closing levels of the MSCI Emerging Markets Index from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical closing levels of the MSCI Emerging Markets Index should not be taken as an indication of future performance and no assurance can be given as to the Final Component Level of the MXEF Index or any future closing level of the MXEF Index. We cannot give you assurance that the performance of the MXEF Index will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

The Russell 2000® Index
The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Index measures the composite price performance of stocks of approximately 2,000 companies domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. This is just a summary of the Russell 2000® Index. For more information on the Russell 2000® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The Russell Indices – The Russell 2000® Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

The graph below illustrates the performance of the Russell 2000® Index from January 2, 2008 to September 8, 2014. The closing level of the Russell 2000® Index on September 8, 2014 was 1,172.310. We obtained the historical closing levels of the Russell 2000® Index from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical closing levels of the Russell 2000® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Component Level of the RTY Index or any future closing level of the RTY Index. We cannot give you assurance that the performance of the RTY Index will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

The Basket
The following graph shows the hypothetical historical Final Basket Level based on the daily closing levels of the Basket Components from January 2, 2008 to September 8, 2014, assuming that the Final Basket Level on September 8, 2014 was 100. On January 2, 2008, the closing level of the SX5E Index was 4,339.23, the closing level of the SPX Index was 1,447.16, the closing level of the MXEF Index was 1,235.23 and the closing level of the RTY Index was 753.55.  The dotted line represents the Trigger Level of 85. We obtained the closing levels of each of the Basket Components from Bloomberg, and we have not participated in the preparation or verified such information. The closing level of the Basket for each day from January 2, 2008 to and including September 8, 2014, for purposes of the graph below, was obtained by using the formula for the calculation of the Final Basket Level described herein (except that the Initial Basket Level would be 112.13 on January 2, 2008 if we assume the Final Basket Level was 100 on September 8, 2014). For purposes of the Securities and the determination of the Payment at Maturity, the Initial Basket Level was set equal to 100 on the Trade Date. The hypothetical historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the performance of the Basket on any day during the term of the Securities, including on the Final Valuation Date.

Future performance of the Basket may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Basket will result in the return of any of your initial investment.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, it is more likely than not that the Securities will be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Securities (including at maturity or pursuant to a call) and (ii) the gain or loss on your Securities should be short-term capital gain or loss unless you have held the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss. The IRS or a court might not agree with this treatment, however, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.15 per $10.00 Face Amount of Securities. We have agreed that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to investors at the price to public indicated on the cover of this pricing supplement, or to its affiliates at the price to public indicated on the cover of this pricing supplement minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangement for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in this offering of the Securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the Securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the authenticating agent, acting on behalf of the trustee, pursuant to the senior indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of September 28, 2012, filed as an exhibit to the letter of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the authentication of the Securities by the authenticating agent and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP dated September 28, 2012, which has been filed as an exhibit to the registration statement referred to above.